Exhibit No. 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On August 27, 2014, Dynacast LLC, an indirect, wholly-owned subsidiary of Dynacast International Inc. (“Dynacast,” “we,” “our,” or “us”), entered into a stock purchase agreement (the “Purchase Agreement”) with Climax Engineered Materials, LLC (“Climax”), a Colorado limited liability company and wholly-owned subsidiary of Freeport Minerals Corporation (“FMC”), a Delaware Corporation, pursuant to which Dynacast LLC would acquire all of the outstanding equity of Kinetics Climax, Inc. (“Kinetics”), a Delaware Corporation and wholly-owned subsidiary of Climax.

Pursuant to an amended purchase agreement, dated September 30, 2014, Dynacast acquired from Climax all of the outstanding equity interests of Kinetics for an aggregate cash purchase price of $45.0 million less debt and transaction expenses and subject to a post-closing working capital adjustment (the “Acquisition”) on September 30, 2014 (the “Acquisition Date”). Under the amended purchase agreement, the calculation of the contingent consideration payment has a maximum payment of $15.0 million based on 2015 adjusted EBITDA of Kinetics through December 31, 2015.

Kinetics is a manufacturer of metal injection moldings (“MIM”). Kinetics is a North American leader in the MIM industry headquartered in Wilsonville, Oregon where it is co-located with its manufacturing facility.

Throughout these unaudited pro forma condensed combined financial statements, the Acquisition and the related $45.0 million in term loan borrowings to fund the Acquisition and pay related fees and expenses are referred to as “the Transactions.”

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the Transactions. The unaudited pro forma condensed combined balance sheet as of June 30, 2014 gives effect to the Transactions as if they had occurred on June 30, 2014. The unaudited pro forma condensed combined balance sheet is derived from the unaudited historical financial statements of Dynacast and Kinetics as of June 30, 2014. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2014 and year ended December 31, 2013 give effect to the Transactions as if they had occurred on January 1, 2013. The unaudited pro forma condensed combined statements of operations are derived from the unaudited historical financial statements of Dynacast and Kinetics for the six months ended June 30, 2014 and the audited historical financial statements of Dynacast and Kinetics for the year ended December 31, 2013.

The historical financial information of Dynacast and Kinetics has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma adjustments, i.e. material charges, credits, and related tax effects, that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on combined results. The unaudited pro forma condensed combined financial statements presented herein are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial statements are provided for informational purposes only and do not purport to represent what the financial position or results of operations would actually have been if the Transactions had occurred as of the dates indicated or what such financial position or results will be for any future periods. There were no transactions between Dynacast and Kinetics during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements, our historical audited and unaudited consolidated financial statements and related notes, Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in Dynacast’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 14, 2014, and Dynacast’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed on August 6, 2014, and Kinetics’ financial statements included in Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A.

The Acquisition is accounted for in accordance with the acquisition method of accounting. Under the acquisition method of accounting, the estimated fair value of consideration transferred (i.e., the purchase price) is allocated to identifiable tangible and intangible assets acquired and liabilities assumed, based on their estimated fair values as of the Acquisition Date. Any difference between the estimated purchase price and the estimated fair value of assets acquired and liabilities assumed is recorded as goodwill. The amounts allocated to the acquired assets and assumed liabilities in the unaudited pro forma condensed combined financial statements are based on management’s preliminary valuation estimates. Definitive allocations will be performed and finalized subsequent to the Acquisition Date based on certain valuations and other studies that will be performed by Dynacast with the services of outside valuation specialists. Accordingly, the estimated purchase price allocation and related pro forma adjustments reflected in the following unaudited pro forma condensed combined financial statements are preliminary, have been made solely for the purpose of preparing these statements, and are subject to revision based on a final determination of fair value subsequent to the Acquisition Date. Differences between these preliminary estimates and the final purchase accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial statements reflect borrowings of $45.0 million under the term loan facility to finance the Acquisition. The interest rate on the term loan facility is variable and based on the Adjusted London Interbank Offered Rate plus an applicable margin (“Adjusted LIBOR”). For pro forma purposes the Adjusted LIBOR for the period January 1, 2013 through August 22, 2013 was 6.0% and 5.75% for the period August 23, 2013 to December 31, 2013. The Adjusted LIBOR for the period January 1, 2014 to May 20, 2014 was 5.75%. The Adjusted LIBOR for the period May 21, 2014 to June 30, 2014 was 6.0%.

	UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
	June 30, 2014
(in millions of dollars)	Dynacast	Kinetics	Reclassifications	Pro Forma Adjustments		Pro Forma Combined
			(Note 3)	(Note 4)

Assets
Current assets
Cash and cash equivalents	$43.3	$—	$—	$(0.8	) (a)	$42.5
Accounts receivable, net	102.4	5.2	—	—		107.6
Inventory, net	45.9	4.5	—	0.6	(b)	51.0
Prepaids and other assets	14.9	1.2	—	—		16.1
Deferred income taxes	6.0	0.4	—	—		6.4

Total current assets	212.5	11.3	—	(0.2)		223.6

Property and equipment, net	152.2	1.8	—	3.8	(d)	157.8
Intangible assets, net	241.0	1.1	—	12.2	(e)	254.3
Goodwill	246.0	—	—	28.8	(f)	274.8
Deferred financing costs, net	13.7	—	—	0.7	(g)	14.4
Deferred income taxes	4.9	—	—	—		4.9
Other assets	4.7	—	—	—		4.7

Total assets	$875.0	$14.2	—	$45.3		$934.5

Liabilities and Equity
Current liabilities
Accounts payable	$65.2	$0.5	$—	$—		$65.7
Income taxes payable	5.4	—	4.5	(4.5	) (h)	5.4
Accrued expenses and other liabilities	52.6	6.1	(4.5)	0.2	(i)	54.4
Accrued interest	15.0	—	—	—		15.0
Deferred revenue	12.8	—	—	0.2	(c)	13.0
Current portion of accrued pension and retirement benefit obligations	0.8	—	—	—		0.8
Current portion of long-term debt	8.2	—	—	14.1	(j)	22.3
Deferred income taxes	1.5	—	—	0.3	(k)	1.8

Total current liabilities	161.5	6.6	—	10.3		178.4

Accrued interest and dividends	17.9	—	—	—		17.9
Accrued pension and retirement benefit obligations	22.5	—	—	—		22.5
Long-term debt, net	380.2	—	—	30.9	(j)	411.1
Mandatorily redeemable preferred stock	53.0	—	—	—		53.0
Warrants	20.0	—	—	—		20.0
Deferred income taxes	67.4	0.1	—	2.3	(k)	69.8
Other liabilities	12.3	—	—	4.4	(l)	16.7

Total liabilities	734.8	6.7	—	47.9		789.4

Puttable common stock	1.5	—	—	—		1.5

Commitments and contingencies

Equity
Common stock	0.2	—	—	—		0.2
Additional paid-in capital	167.5	7.5	—	(7.5	) (m)	167.5
Accumulated foreign currency translation adjustment, net	(10.4)	—	—	—		(10.4)
Unrealized loss on cash flow hedges, net	—	—	—	—		—
Cumulative unrealized pension loss, net	(2.2)	—	—	—		(2.2)
Accumulated deficit	(20.7)	—	—	4.9	(n)	(15.8)

Total equity attributable to controlling stockholders	134.4	7.5	—	(2.6)		139.3

Non-controlling interests	4.3	—	—	—		4.3

Total equity	138.7	7.5	—	(2.6)		143.6

Total liabilities and equity	$875.0	$14.2	—	$45.3		$934.5

	UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2013
(in millions of dollars)	Dynacast	Kinetics	Pro Forma Adjustments		Pro Forma Combined
			(Note 4)

Net sales	$580.0	$35.6	$—		$615.6
Costs of goods sold	(441.7)	(24.7)	(1.3	) (o)	(467.7)

Gross margin	138.3	10.9	(1.3)		147.9
Operating expenses:
Selling, general and administrative expense	(68.9)	(2.4)	(0.8	) (p)	(72.1)

Total operating expenses	(68.9)	(2.4)	(0.8)		(72.1)
Operating income	69.4	8.5	(2.1)		75.8

Other income (expense):
Interest expense	(47.9)	—	(2.9	) (q)	(50.8)
Other expense, net	(5.7)	—	—		(5.7)

Income before income taxes	15.8	8.5	(5.0)		19.3

Income tax expense	(14.6)	(2.9)	0.8	(r)	(16.7)

Net income	1.2	5.6	(4.2)		2.6

Less: net income attributable to non-controlling interests	(0.4)	—	—		(0.4)

Net income attributable to controlling stockholders	$0.8	$5.6	$(4.2)		$2.2

	UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2014
(in millions of dollars)	Dynacast	Kinetics	Pro Forma Adjustments		Pro Forma Combined
			(Note 4)

Net sales	$308.5	$19.8	$—		$328.3
Costs of goods sold	(236.5)	(12.8)	(0.4	) (s)	(249.7)

Gross margin	72.0	7.0	(0.4)		78.6
Operating expenses:
Selling, general and administrative expense	(34.9)	(1.4)	(0.4	) (p)	(36.7)

Total operating expenses	(34.9)	(1.4)	(0.4)		(36.7)
Operating income	37.1	5.6	(0.8)		41.9

Other income (expense):
Interest expense	(22.9)	—	(1.2	) (t)	(24.1)
Other expense, net	(2.6)	—	—		(2.6)

Income (loss) before income taxes	11.6	5.6	(2.0)		15.2

Income tax expense	(7.3)	(1.9)	0.8	(u)	(8.4)

Net income	4.3	3.7	(1.2)		6.8

Less: net income attributable to non-controlling interests	(0.2)	—	—		(0.2)

Net income attributable to controlling stockholders	$4.1	$3.7	$(1.2)		$6.6

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements have been prepared by us pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in Dynacast’s Current Report on Form 8-K/A prepared and furnished in connection with the Acquisition.

Certain information and disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures provided herein are adequate to make the information presented not misleading.

The accompanying unaudited pro forma condensed combined financial statements have been prepared to give effect to the Transactions. The unaudited pro forma condensed combined balance sheet as of June 30, 2014 gives effect to the Transactions as if they had occurred on June 30, 2014. The unaudited pro forma condensed combined balance sheet is derived from the unaudited historical financial statements of Dynacast and Kinetics as of June 30, 2014. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2014 and year ended December 31, 2013 gives effect to the Transactions as if they had occurred on January 1, 2013. The unaudited pro forma condensed combined statements of operations are derived from the unaudited historical financial statements of Dynacast and Kinetics for the six months ended June 30, 2014 and the audited historical financial statements of Dynacast and Kinetics for the year ended December 31, 2013.

The unaudited pro forma condensed combined financial statements should be read in conjunction with these accompanying notes to the unaudited pro forma condensed combined financial statements, our historical audited and unaudited consolidated financial statements and related notes, Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in Dynacast’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 14, 2014, and Dynacast’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed on August 6, 2014, and Kinetics’ financial statements included in Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and do not purport to represent what the financial position or results of operations would actually have been if the Transactions had occurred as of the dates indicated or what such financial position or results will be for any future periods.

2.	Preliminary Purchase Price Allocation

The unaudited pro forma condensed combined financial statements have been prepared to give effect to the Acquisition, which is accounted for under the acquisition method of accounting, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) and which will use the fair value concepts defined in ASC Topic 820, Fair Value Measurements and Disclosures. ASC 805 requires, among other things, that identifiable tangible and intangible assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. Any difference between the estimated purchase price and the estimated fair value of assets acquired and liabilities assumed is recorded as goodwill.

The amounts allocated to the acquired assets and assumed liabilities in the unaudited pro forma condensed combined financial statements are based on management’s preliminary valuation estimates. Definitive allocations will be performed and finalized after the Acquisition Date based on certain valuations and other studies that will be performed by Dynacast with the services of outside valuation specialists. Accordingly, the estimated purchase price allocation and related pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements are preliminary, have been made solely for the purpose of preparing these statements, and are subject to revision based on a final determination of fair value. The final allocation is expected to be completed as soon as practicable, but no later than twelve (12) months after the Acquisition Date.

Based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed, which are based on estimates and assumptions that are subject to change, and other factors as described in the introduction to these unaudited pro forma condensed combined financial statements, the preliminary estimated purchase price is allocated as follows:

(in millions of dollars)

Purchase price	$45.0
Contingent consideration	4.4
Working capital adjustment	(0.1)

Total purchase price	49.3
Cash acquired	—

Total purchase price, net of cash acquired	49.3
Accounts receivable	5.2
Inventory	5.1
Other current assets	1.2
Property and equipment	5.6
Intangible assets	13.3

Total assets acquired	30.4
Other current liabilities	2.8
Deferred income taxes	7.1

Total liabilities assumed	9.9

Goodwill	$28.8

Prior to the end of the measurement period for finalizing the purchase price allocation, if information becomes available which would indicate adjustments are required to the purchase price allocation, such adjustments will be included in the purchase price allocation retrospectively. Such adjustments may be material.

Of the total estimated purchase price, $13.3 million has been allocated to definite-lived intangible assets, i.e. customer relationships which will be amortized on a straight-line basis over their respective estimated useful lives of 13 – 14 years. The amortization expense associated with these definite-lived intangible assets will not be deductible for tax purposes.

Of the total estimated purchase price, approximately $28.8 million has been allocated to goodwill and is not deductible for tax purposes. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the net tangible and intangible assets acquired and liabilities assumed. Goodwill is not amortized but instead is tested for impairment at least annually (more frequently if indicators of impairment arise). In the event we determine that goodwill has become impaired, we will record an accounting charge for the amount of the impairment during the fiscal quarter in which the determination is made.

3.	Reclassifications

Certain reclassifications have been made to the historical financial statements of Kinetics to conform them to Dynacast’s accounting policies.

Subsequent to the Acquisition Date, we will perform an additional detailed review of Kinetics’ accounting policies. As a result of that review, we may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the pro forma financial statements.

To reclassify Kinetics’ balance sheet to conform to Dynacast’s presentation as follows (in millions of dollars):

Accrued income taxes	$4.5
Income taxes payable		$4.5

4.	Pro Forma Adjustments

The specific pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

(a)	To reflect the out-of-pocket financing costs associated with the term loan for $45.0 million.

(b)	To reflect an increase attributable to the preliminary fair value allocations assigned to inventory.

(c)	To reflect an increase in deferred revenue.

(d)	To reflect an increase attributable to the preliminary fair value allocations assigned to property and equipment.

(e)	To reflect an increase attributable to the preliminary fair value allocations assigned to identifiable intangible assets, i.e. customer relationships.

(f)	To reflect an increase attributable to the preliminary fair value allocations assigned to goodwill.

(g)	To reflect an additional $0.8 million in deferred financing costs attributable to the amendment to the term loan to increase the amount available to $45.0 million and the write-off of existing deferred financing costs of $0.1 million related to Dynacast’s revolver.

(h)	To reflect that Dynacast is not responsible for taxes payable by Kinetics prior to the Acquisition Date.

(i)	To reflect an increase attributable of $0.1 million in vacation accruals and $0.1 million in other accruals.

(j)	To reflect the term loan facility of $45.0 million to finance the Acquisition.

(k)	To reflect the estimated deferred tax liabilities associated with the book to tax differences resulting from the Acquisition, including a one-time reduction of the Dynacast valuation allowance of $4.8 million against our U.S. net operating loss carry-forwards.

(l)	To reflect the estimated contingent consideration at fair value based on a probability weighted approach, which included multiple earnings scenarios.

(m)	To reflect the elimination of Kinetics’ additional paid-in capital.

(n)	To reflect the one-time reduction of the Dynacast valuation allowance against our U.S. net operating loss carry-forwards due to additional tax liabilities attributable to the Acquisition.

(o)	To reflect an increase in costs of goods sold of $0.7 million attributable to the preliminary fair value allocations assigned to inventory and additional depreciation expense of $0.6 million attributable to the preliminary fair value allocations assigned to property and equipment.

(p)	To reflect an increase in amortization expense attributable to the preliminary fair value allocations assigned to identifiable intangible assets, i.e. customer relationships.

(q)	To reflect the estimated interest expense of $2.8 million related to the term loan facility, and the write-off of $0.1 million in existing Dynacast deferred financing costs. For pro forma purposes the Adjusted LIBOR for the period January 1, 2013 through August 22, 2013 was 6.0% and 5.75% for the period August 23, 2013 through December 31, 2013.

(r)	To reflect the benefit from income taxes attributable to the increase in:

(1)	depreciation expense of $0.6 million related to the step-up in the fair value attributable to the preliminary fair value allocations assigned to plant and equipment;

(2)	costs of goods sold of $0.7 million related to the step-up in the fair value attributable to the preliminary fair value allocations assigned to inventory;

(3)	amortization expense of $0.8 million related to the step-up in the fair value attributable to the preliminary fair value allocations assigned to identifiable intangible assets, i.e. customer relationships

(4)	interest expense of $2.5 million attributable to the incremental term loan of $45.0 million and the amortization of related deferred financing costs of $0.3 million and the write-off of $0.1 million in deferred financing cost; and

(5)	an adjustment to Dynacast tax expense assuming there is no valuation allowance for the year ended December 31, 2013.

(s)	To reflect the increase in depreciation expense attributable to the preliminary fair value allocations assigned to property and equipment.

(t)	To reflect the increase in estimated interest expense of $1.1 million related to the term loan facility and the amortization of $0.1 in related deferred financing costs. For pro forma purposes the Adjusted LIBOR for the period January 1, 2014 to May 20, 2014 was 5.75%. The Adjusted LIBOR for the period May 21, 2014 to June 30, 2014 was 6.0%.

(u)	To reflect the benefit from income taxes attributable to the increase in:

(1)	depreciation expense of $0.4 million related to the step-up in the fair value attributable to the preliminary fair value allocations assigned to plant and equipment;

(2)	amortization expense of $0.4 million related to the step-up in the fair value attributable to the preliminary fair value allocations assigned to intangible assets, i.e. customer relationships; and

(4)	interest expense attributable to the term loan of $1.1 million and related deferred financing costs of $0.1 million.

The unaudited pro forma condensed combined financial statements do not include adjustments for liabilities related to business integration activities for the Acquisition as we are in the process of assessing what, if any, future actions are necessary. However, liabilities ultimately may be recorded for costs associated with business integration activities for the Acquisition, and any such liabilities will be expensed as incurred in our consolidated financial statements.

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